Filed Pursuant to Rule 424(b)(3)
Registration No. 333-250809

The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 27, 2023

Preliminary Prospectus Supplement

(To prospectus dated November 20, 2020)

$

Air Products and Chemicals, Inc.

         % Notes due

We are offering $                 aggregate principal amount of    % Notes due    (the “Notes”). The Notes will mature on                 , 20    . We will pay interest on the Notes semi-annually in arrears on                  and                  of each year, beginning on                , 2023. We may redeem the Notes prior to their maturity, in whole or in part, as described in this prospectus supplement. In addition, if a change of control triggering event occurs as described under “Description of Notes—Change of Control and Ratings Decline,” we will be required to offer to repurchase the Notes from their holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase. The Notes will be issued in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As described under “Use of Proceeds,” we intend to allocate an amount equal to the net proceeds from the sale of the Notes to finance or refinance, in whole or in part, one or more Eligible Projects (as defined herein).

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange.

Investing in these Notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, as well as the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022.

	Public Offering Price(1)	Underwriting Discount		Proceeds to Us, Before Expenses(1)
Per Note	%		%		%
Total	$	$		$

(1)	Plus accrued interest, if any, from , 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”), on or about                 , 2023, against payment in immediately available funds.

Joint Book-Running Managers

Citigroup	SMBC Nikko	J.P. Morgan	Mizuho
Global Green Structuring Agent	Global Green Structuring Agent

Barclays Santander	BofA Securities Standard Chartered Bank	Deutsche Bank	MUFG

The date of this prospectus supplement is        , 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Notes and matters relating to us. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which does not apply to this offering or to the Notes. In this prospectus supplement and the accompanying prospectus, references to “Air Products,” the “Company,” “we,” “us” and “our” refer to Air Products and Chemicals, Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

We have not, and the underwriters have not, authorized anyone to provide any information different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering prior to making a decision to invest in the Notes. See “Where You Can Find More Information” for additional information.

The Notes are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “positioned,” “possible,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s expectations and assumptions as of the date they are made and are not guarantees of future performance. You are cautioned not to place undue reliance on our forward-looking statements.

Forward-looking statements may relate to a number of matters, including the expected timetable and benefits related to this offering and the offering of the Euro Notes (as defined herein) expectations regarding revenue, margins, expenses, earnings, tax provisions, cash flows, pension obligations, share repurchases or other statements regarding economic conditions or our business outlook; statements regarding plans, projects, strategies and objectives for our future operations, including our ability to win new projects and execute the projects in our backlog; and statements regarding our expectations with respect to pending legal claims or disputes. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation:

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the duration and impacts of the ongoing COVID-19 global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers, economic conditions and markets generally;

•

changes in global or regional economic conditions, inflation, and supply and demand dynamics in the market segments we serve, including demand for technologies and projects to limit the impact of global climate change;

•	changes in the financial markets that may affect the availability and terms on which we may obtain financing;

•	the ability to implement price increases to offset cost increases;

•	disruptions to our supply chain and related distribution delays and cost increases;

•	risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets;

•	project delays, contract terminations, customer cancellations, or postponement of projects and sales;

•	our ability to safely develop, operate, and manage costs of large scale and technically complex projects;

•	the future financial and operating performance of major customers, joint ventures, and equity affiliates;

•	our ability to develop, implement, and operate new technologies and to market products produced utilizing new technologies;

•	our ability to execute the projects in our backlog and refresh our pipeline of new projects;

•	tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate;

S-iii

•

the impact of environmental, tax, safety, or other legislation, as well as regulations and other public policy initiatives affecting our business and the business of our affiliates and related compliance requirements, including legislation, regulations, or policies intended to address global climate change;

•	changes in tax rates and other changes in tax law;

•	safety incidents relating to our operations;

•	the timing, impact, and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively;

•	risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems;

•	catastrophic events, such as natural disasters and extreme weather events, public health crises, acts of war, including Russia’s invasion of Ukraine and the ongoing civil war in Yemen, or terrorism;

•	the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility;

•	costs and outcomes of legal or regulatory proceedings and investigations;

•	asset impairments due to economic conditions or specific events;

•	significant fluctuations in inflation, interest rates and foreign currency exchange rates from those currently anticipated;

•	damage to facilities, pipelines or delivery systems, including those we own or operate for third parties;

•	availability and cost of electric power, natural gas, and other raw materials; and

•	the success of productivity and operational improvement programs.

You should carefully read the factors described in Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk and other cautionary statements in this prospectus supplement, the accompanying prospectus and/or in our Annual Report on Form 10-K for the year ended September 30, 2022, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, and our other filings with the SEC that are incorporated by reference into this prospectus supplement or the accompany prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. Any of these factors, as well as those not currently anticipated by management, could cause our results of operations, financial condition or liquidity to differ materially from what is expressed or implied by any forward-looking statement. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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SUMMARY

This summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Where You Can Find More Information.” Because it is abbreviated, this summary does not contain all of the information that you should consider before making an investment in the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” section, the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2022 and the unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 and the notes to those financial statements before making an investment decision.

Company Overview

Air Products, a Delaware corporation originally founded in 1940, is a world-leading industrial gases company. Focused on energy, environmental, and emerging markets, Air Products’ core business provides a unique portfolio of products, services, and solutions that include atmospheric gases, process and specialty gases, equipment, and related services to customers in dozens of industries. Air Products also develops, engineers, builds, owns, and operates some of the world’s largest industrial gas and carbon-capture projects, supplying world-scale clean hydrogen for global transportation, industrial markets, and the broader energy transition.

Our corporate offices are located at 1940 Air Products Boulevard, Allentown, Pennsylvania 18106. Our telephone number is (610) 481-4911, and our website is www.airproducts.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

Euro Notes Offering

Substantially concurrently with this offering, the Company is offering by means of a separate prospectus supplement euro-denominated notes (the “Euro Notes”). This prospectus supplement is not an offer of any securities of the Company other than the Notes. The Company cannot assure you that the Euro Notes offering will be completed, and the completion of the Euro Notes offering is not a condition to the completion of the offering of these Notes. We expect to use any net proceeds received from the Euro Notes offering, together with the net proceeds from this offering, as detailed herein in “Use of Proceeds.”

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering and the Notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information.”

Issuer	Air Products and Chemicals, Inc.

Securities Offered	$ aggregate principal amount of % Notes due , 20 .

Maturity Dates	The Notes will mature on , 20 .

Interest	The Notes will bear interest at the annual rate of %. Interest on the Notes will accrue from the date of issuance and be payable semi-annually on and commencing on , 2023, to the persons in whose names such Notes are registered at the close of business on the and immediately preceding the corresponding interest payment date.

Priority	The Notes will be our unsubordinated unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated indebtedness. The Notes will be effectively junior to any of the secured debt that we may incur, to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

Optional Redemption	At our option, we may redeem any or all of the Notes, in whole at any time or in part from time to time, at the applicable redemption price described under “Description of Notes—Optional Redemption.”

Par Call Date	, 20 .

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined herein) occurs, each holder of the Notes may require us to repurchase some or all of the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of repurchase. A Change of Control Triggering Event means the occurrence of both a change of control and a Ratings Decline (as defined herein). See “Description of Notes—Change of Control and Ratings Decline.”

Use of Proceeds	We intend to allocate an amount equal to the net proceeds from the sale of the Notes to finance or refinance, in whole or in part, one or more Eligible Projects. Pending full allocation of the net proceeds to such Eligible Projects, we may hold and/or invest the balance of the net proceeds not yet allocated, at our discretion, in our Treasury liquidity portfolio (in cash or cash equivalents, money market funds, etc.) in line with Air Products’ Treasury management policies or use such net proceeds to repay a portion of our outstanding indebtedness. See “Use of Proceeds.”

Risk Factors	You should consider carefully the specific factors set forth under “Risk Factors” as well as the information and data included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Additional Issues	We may from time to time, without notice to or consent from the holders of the Notes, create and issue additional notes ranking equally in right of payment with the Notes.

Book-Entry; Form and Denominations	The Notes will be issued only in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 above that amount, through the facilities of DTC.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	State of New York.

RISK FACTORS

Your investment in the Notes involves risks. You should consider carefully the risks described below and those discussed under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

The Notes are subject to prior claims of any of our secured creditors.

The Notes are our unsubordinated general obligations, ranking equally in right of payment with other unsubordinated debt but will be effectively junior to any secured debt that we may incur to the extent of the value of the collateral securing such debt.

An active trading market for the Notes may not develop, which could limit their market prices or your ability to sell them.

The Notes constitute a new issue of debt securities for which there currently is no trading market. We do not intend to apply for listing of the Notes on any securities exchange. As a result, active trading markets for the Notes may not develop. If an active trading market does not develop or is not maintained for the Notes, the market price and liquidity of such Notes may be adversely affected. If any of the Notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, fluctuations in exchange rates, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes or that the prices you receive when you sell will be favorable. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

The indenture does not restrict the amount of additional debt that we may incur or taking other actions that could negatively impact holders of the Notes.

We may be able to incur substantially more debt in the future and have commenced an offering for the Euro Notes substantially concurrently with this offering. The Notes and indenture governing the Notes will not limit us or our subsidiaries from incurring debt or additional liabilities. As of December 31, 2022, we had outstanding long-term debt of approximately $7.5 billion (which amount does not give effect to the issuance of the Euro Notes). Our incurrence of additional debt may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the trading value of the Notes, if any, and a risk that the credit ratings of the Notes are lowered or withdrawn.

Structural subordination of the Notes to indebtedness of our subsidiaries and to the claims of secured creditors may reduce amounts available for payment of the Notes.

The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. Except to the extent that we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). As of December 31, 2022, our subsidiaries had debt of approximately $1.6 billion (excluding any intercompany debt owed to us). The Notes will not be secured by any of our assets, and as a result will be effectively junior to any secured debt that we may incur in the future, to the extent of the value of the assets securing such debt. As of December 31, 2022, we had no secured indebtedness.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to each holder of the Notes to repurchase all or any part of that holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase. It is possible that we will not have sufficient funds at the time of any Change of Control Triggering Event to make the required repurchases. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes, we may need to refinance the Notes. We cannot assure you that we would be able to refinance the Notes on reasonable terms, or at all.

Credit ratings of the Notes may change and affect the market prices and marketability of the Notes or not reflect all risks of an investment in the Notes.

Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Each agency’s rating should be evaluated independently of any other agency’s rating. Agency credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market prices or marketability of the Notes and increase our corporate borrowing costs.

Redemption prior to maturity may adversely affect your return on the Notes.

Since the Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at effective interest rates as high as the interest rates on your Notes being redeemed.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes and market interest rates continue to increase, the market value of those Notes may decline. We cannot predict the future level of market interest rates.

There can be no assurance that the use of proceeds of the notes to finance Eligible Projects will be suitable for the investment criteria of an investor.

We intend to allocate an amount equal to the net proceeds from this offering specifically for Eligible Projects in the manner described under “Use of Proceeds.” Prospective investors should consider the information set out in this prospectus supplement regarding such use of proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the Notes together with any other investigation such investor deems necessary. The examples of projects in “Use of Proceeds” are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us with the proceeds of the Notes. We have significant flexibility in allocating the net proceeds from the Notes, including reallocating the net proceeds in the event we determine in our discretion that projects receiving an allocation no longer meet the criteria for Eligible Projects. There can be no assurance that the use of such proceeds for any Eligible Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, taxonomies or standards or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Projects.

A second party opinion from an outside consultant regarding our green financing framework has been made publicly available. No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of such opinion or any other opinion or certification of any third party (whether or not solicited by us) that will be made available in connection with the issuance of the Notes, in particular as it regards the ability of an Eligible Project to fulfill any environmental, social, sustainability or other criteria. No such opinion or certification is, nor should it be deemed to be, a recommendation by us, any underwriter or any other person to buy, sell or hold any Notes. Any such opinion or certification is only current as of the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the Notes. Currently, to our knowledge, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. No such opinion or certification is, nor shall it be deemed to be, incorporated into this prospectus supplement or the accompanying prospectus.

Although it is our intention to apply the net proceeds from this offering to Eligible Projects in the manner described under “Use of Proceeds,” there can be no assurance that such use of proceeds will be capable of being implemented in such manner or in accordance with any timing schedule, and accordingly there can be no assurance that such net proceeds will be totally or partially disbursed for such purposes. There also cannot be any assurance that such Eligible Projects will be completed within any specified time period or at all, or that such Eligible Projects will achieve the results or outcome (whether or not related to the environment) originally expected or anticipated by us.

Any such failure to apply the net proceeds from this offering to Eligible Projects, any failure of such Eligible Projects to achieve the results or outcome originally expected or anticipated by us, or the withdrawal of any opinion or certification of a third party or any attestation that we are not complying in whole or in part with any matters subject to such opinion or certification may have a material adverse effect on the value of the Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose, however, neither any such failure, nor any failure to comply with our commitment to certain reporting obligations as described under “Use of Proceeds,” will constitute a default or an event of default under the Notes.

The value of the Notes may be negatively affected to the extent that perception by investors of the suitability of the Notes as “green” bonds deteriorates or demand for sustainability- or green-themed investment products diminishes.

Perception by investors of the suitability of the Notes as “green” bonds could be negatively affected by dissatisfaction with the criteria and procedures for selecting and administering Eligible Projects described under the section entitled “Use of Proceeds,” our compliance or any failure to comply with those criteria or procedures, controversies involving the environmental or sustainability impact of our business or industry, evolving standards or market consensus as to what constitutes a “green” bond or the desirability of investing in “green” bonds or any opinion or certification as to the suitability of the Notes as “green” bonds no longer being in effect. Additionally, the Eligible Projects to which we intend to allocate the net proceeds of the Notes may have complex direct or indirect environmental or sustainability impacts, and adverse environmental impacts may occur during the design, construction and operation of such Eligible Projects. Such Eligible Projects may become controversial or criticized by activist groups or other stakeholders. No representation is made by us, any underwriter, the trustee or any other person as to the suitability of the Notes to meet or fulfill environmental, sustainability or green criteria, expectations, impact or performance required by prospective investors, any third-party reviewers or opinion providers, any stock exchange or any securities market. The value of the Notes of may be negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by the investor or the market in general as to the suitability of the Notes as “green” bonds. The value of the Notes may be also negatively affected to the extent demand for sustainability- or green-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability, green, environmental, social or governance themed investing or for other reasons.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social” or “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the Notes may not be suitable for the investment criteria of an investor.

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “sustainable” or such other equivalent label, nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, although we anticipate that our Eligible Projects will be aligned with the Green Bond Principles, 2021 administered by the International Capital Market Association (the “Green Bond Principles”) and the Green Loan Principles, 2021 administered by the Loan Market Association (the “Green Loan Principles”), no assurance is or can be given to investors that any Eligible Projects selected to receive an allocation of funds from the net proceeds of the Notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur during the implementation of any Eligible Projects funded in whole or in part by the net proceeds from the sale of the Notes.

In particular, no assurance is given by us, our global green structuring agents, any underwriter of the Notes or the trustee that the use of such net proceeds to fund any Eligible Projects will satisfy (or will continue to satisfy) any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Projects.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the issuance of the Notes and, in particular, with respect to whether any Eligible Projects fulfill any environmental, sustainability and/or other criteria. Any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us, any underwriter, the trustee or any other person to buy, sell or hold the Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the Notes. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the Notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose. None of the information contained on, or accessible through, our website, in our green financing framework, in our future reports regarding the allocation of proceeds of the Notes, in any second party opinion, or in any other opinion or certification is or will be incorporated in, or is a part of, this prospectus supplement or any other report or filing we make with the SEC.

We do not intend to list the Notes on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market, and, in the event any such listing or admission does occur, such listing or admission may not be indicative that the Notes will be suitable for the investment criteria of an investor.

We do not intend to list the Notes on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market. However, in the event that the

Notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance can be given by us, any underwriter, the trustee or any other person:

•

that such listing or admission would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects (and it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another); or

•	that any such listing or admission to trading will be maintained during the life of the Notes.

In the event that the Notes are listed on any such exchange or securities market, any change to the listing or admission status of the Notes, including but not limited to if the Notes are no longer being listed or admitted to trading on any stock exchange or securities market, may have a material adverse effect on the value of the Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Notes will be approximately $            million after deduction of the underwriting discounts and estimated expenses related to the offering. We intend to allocate an amount equal to the net proceeds from the sale of the Notes to finance or refinance, in whole or in part, not yet operational or operational projects (“Eligible Projects”) from any of the categories of Eligible Projects listed below.

“Eligible Projects” means any of the following:

Pollution Prevention and Control – Green and Blue Hydrogen and Green and Blue Ammonia

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Expenditures and investments related to the development, construction, and installation of hydrogen or ammonia production projects and assets, including electrolytical hydrogen or ammonia production using renewable energy (i.e., Green hydrogen) and/or hydrogen production using hydrocarbons as feedstock in combination with carbon capture utilization and storage (CCUS) technologies (i.e., Blue hydrogen), or repair and maintenance of such assets and projects (and including where applicable the related installation of Qualifying Renewable Energy1)

○	Eligible Blue hydrogen projects are expected to have related lifecycle greenhouse gas emissions not exceeding 4.37 tCO2e / tH22

•	Investments related to infrastructure dedicated towards eligible hydrogen or ammonia conversion and/or disassociation

•

Expenditures for research and development related to the improvement of existing, and development of new, products and solutions which will reduce the environmental impact of construction, installation, and maintenance of hydrogen and ammonia projects and assets

•	To the extent to be used in connection with production of Blue hydrogen as set forth above:

○	Expenditures related to the development, construction, and installation of carbon capture units which enable carbon utilization or long-term sequestration[3]

○	Expenditures to facilitate the transport of captured CO2 including by pipeline, including conversion of existing networks and terminals, into CO2 transportation networks

Renewable Energy

•	Expenditures in renewable energy generation and procurement including:

○	Expenditures and investments related to the design, construction, installation, and maintenance of Qualifying Renewable Energy assets

[1]	For purposes of our green financing framework, Qualifying Renewable Energy is defined as wind and solar power.
[2]

Although we seek to take all reasonable steps to reduce the greenhouse gas emissions intensity of hydrogen production using hydrocarbon feedstock based on the technology and location of our facilities, we will not allocate the proceeds of any financings pursuant to our green financing framework to hydrogen production expected to exceed this threshold. This threshold is based on the standard used by CertifHy for “low-carbon hydrogen” guarantees of origin (as in effect as of the date of our green financing framework) and is understood to reflect production that is 60% less emissions intensive that production of hydrogen from natural gas without other abatement efforts. CertifHy is a consortium initiated at the request of the European Commission and is financed by the Clean Hydrogen Partnership.

[3]	Such captured CO2 will not be utilized in oil recovery operations.

○	Long-term power purchase agreements (PPAs) or virtual power purchase agreements (vPPAs) from Qualifying Renewable Energy sources with a term of at least five years

Sustainable Aviation Fuel4

•

Expenditures and investments related to the development, construction, and installation of aircraft fuels manufacturing facilities that utilize renewable and non-fossil fuel based inputs, with a resulting lifecycle emissions intensity of 50% to 75%[5] less than a conventional aircraft fuel

Process for Project Evaluation and Selection

A Committee consisting of representatives from our Treasury and Sustainability Teams shall be responsible for evaluating whether expenditures are eligible for inclusion in our portfolio of Eligible Projects based on the sustainability priorities set forth in our green financing framework. The Committee will adhere to Air Products’ existing policies and procedures when assessing perceived social and/or environmental risks associated with the relevant projects.

Once screened, the Committee will ensure that no double counting of expenditures for the use of proceeds occurs across the Notes and any other potential green financing transactions. The Committee will annually review the list of Eligible Projects against the definition of Eligible Projects. If a project no longer meets the eligibility criteria, the project will be removed from the portfolio of Eligible Projects.

Management of Proceeds

We intend to maintain a portfolio of Eligible Projects in an amount not less than the total net proceeds from the Notes offered hereby, which may include securities, loans and/or commercial paper issued by Air Products. Such portfolio will be maintained through our internal management reporting process. Air Products will strive to achieve a level of allocation to the portfolio of Eligible Projects that matches or exceeds the balance of the net proceeds of the Notes offered hereby within 36 months of issuance of the Notes.

Pending full allocation of the net proceeds to the portfolio of Eligible Projects, we may hold and/or invest the balance of the net proceeds not yet allocated, at our discretion, in our Treasury liquidity portfolio (in cash or cash equivalents, money market funds, etc.) in line with Air Products’ Treasury management policies or use such net proceeds to repay a portion of our outstanding indebtedness.

All payments in respect of the Notes will be made from our general accounts and will not be linked to the performance of any projects financed with Eligible Projects.

Reporting

Air Products will publish annually a Green Finance Report, which will provide an allocation and impact report, as detailed below. The allocation and the impact reporting will be provided until full allocation of the net proceeds, and in the event of any material changes, until the relevant maturity date.

[4]

No proceeds under this project category will be allocated to hydrogen production facilities or assets that would not otherwise be eligible under the Green and Blue Hydrogen and Green and Blue Ammonia expenditure category

[5]

The lower limit of the stated range is based on the definition of “Sustainable Aviation Fuel” included in the Inflation Reduction Act of 2022 (as in effect as of the date of hereof) and is calculated in accordance therewith.

Allocation Reporting

We intend to make and keep readily available reporting on the allocation of net proceeds to the portfolio of Eligible Projects, which we expect to provide to investors annually (until full allocation) and thereafter in the event of a material development. Such report is expected to include:

1.	Net proceeds of the Notes

2.	Amount of net proceeds allocated to Eligible Projects in the portfolio at the category level

3.	Amount of net proceeds allocated to refinancing versus new financing

4.	The approximate amount of net proceeds allocated to projects that are not yet operational versus operational projects

5.	The extent of any allocation to operating expenses

6.	The remaining balance of unallocated proceeds, if any

Impact Reporting

We intend to report on the sustainability impacts of Eligible Projects, including qualitative and, where feasible, quantitative performance indicators with respect to the impacts of the projects funded. For projects that are not yet operational, we will strive to provide estimates of future performance and/or impact. Where relevant, information may be provided on data reporting and impact assessment methodologies, to increase transparency.

External Review

Second Party Opinion

In connection with our green financing framework, we worked with an outside consultant with recognized expertise in environmental, social and governance research and analysis to (i) assess our green financing framework for alignment with the Green Bond Principles and Green Loan Principles and (ii) obtain and make publicly available a second party opinion from such consultant in respect of compliance with such criteria.

None of the information contained on, or accessible through, our website, in our green financing framework, in our future reports regarding the allocation of proceeds of the Notes, in any second party opinion, or in any other opinion or certification is or will be incorporated in, or is a part of, this prospectus supplement or any other report or filing we make with the SEC.

Post Issuance External Verification

We intend to have external verification of the Green Finance Report provided by an independent external party on an annual basis and until the complete allocation of proceeds. The external party will verify that the proceeds of the Notes offered hereby are either allocated to Eligible Projects or invested in approved financial instruments.

DESCRIPTION OF NOTES

The following description of the particular terms of the    % Notes due                 , 20    (the “Notes”) offered hereby supplements the description of the general terms and provisions of the debt securities included in the accompanying prospectus. The following summary of the Notes is qualified in its entirety by reference in the accompanying prospectus to the description of the indenture, dated as of April 30, 2020 (the “Indenture”), entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

General

The Notes will mature on                , 20    . The Notes will constitute part of the senior debt of the Company and will rank pari passu in right of payment with all other unsubordinated indebtedness of the Company. The Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of and interest on the Notes will be payable, and the transfer of Notes will be registerable, through DTC, as described below.

The Notes will bear interest at the annual rate of     %. Interest on the Notes will accrue from the date of issuance and be payable semi-annually on                  and                  commencing on                 , 2023, to the persons in whose names such Notes are registered at the close of business on the                  and                  immediately preceding the corresponding interest payment date.

Interest payable at the maturity of the Notes will be payable to registered holders of the Notes to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a Business Day (as defined herein), the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

The Company may, without the consent of the holders of the Notes, issue additional Notes having the same priority and the same interest rate, maturity and other terms (except for the issue date and public offering price and, if applicable, the initial interest payment date) as the Notes. Any additional Notes having such similar terms, together with the Notes, will constitute a single series of Debt Securities under the Indenture. No additional Notes having such similar terms may be issued if an Event of Default has occurred and is continuing with respect to such Notes. In the event that any additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP, ISIN, or other identifying number so that they are distinguishable from the Notes offered hereby.

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Optional Redemption

Prior to                , 20    (                months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                basis points less (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata or by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Change of Control and Ratings Decline

Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer (a “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail (or otherwise transmit in accordance with DTC procedures) a notice to each holder stating:

(1)	that the Change of Control Offer is being made pursuant to the covenant entitled “Change of Control and Ratings Decline”;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4)

that, unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)

that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the fifth business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is unconditionally withdrawing its election to have such Notes purchased; and

(6)

that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the form of Notes applicable to a Change of Control Offer made by the Company and purchases all of the Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain any provisions that permit the holders of the Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Change of Control” means the occurrence of any one of the following:

(1)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; or

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P). In the event that we shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P and any other Rating Agency appointed by the Company.

“Ratings Decline” means, with respect to the Notes, within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “Trigger Period”), (a) if two or more Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the rating of the Notes shall be reduced by at least two Rating Agencies and the Notes shall be rated below Investment Grade by each of such Rating Agencies or (b) if only one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, the rating of the Notes shall be reduced by such Rating Agency and the Notes shall be rated below Investment Grade by such Rating Agency. Neither the trustee nor the paying agent shall be responsible for monitoring our Investment Grade status or determining whether a Ratings Decline has occurred.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” with respect to any person, means securities of any class of Capital Stock of such person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such person.

The Company will comply in all material respects with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Discharge and Defeasance

The provisions of the Indenture described in the accompanying prospectus under “Description of Debt Securities—Discharge and Defeasance” will apply to the Notes. In addition, as a condition to defeasance, we must deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Book-Entry, Delivery and Form

The Notes will be issued in the form of one or more fully registered global notes (the “Global Notes”) registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. So long as the Notes are represented by a global security or securities, the interest payable on the Notes will be paid to Cede & Co., the nominee of DTC, or its registered assigns, as the registered owner of the Notes, by wire transfer in immediately available funds on each interest payment date. If the Notes are no longer represented by a global security or securities, payment of interest on the Notes may, at our option, be made by check mailed to the address of the person entitled to payment.

DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Indirect access to DTC’s system is also available to other entities, such as Euroclear and Clearstream, banks, brokers, dealers and trust companies (collectively, the “participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

Investors may elect to hold interests in the Global Notes through DTC, Euroclear or Clearstream if they are participants of such systems, or indirectly through organizations which are participants in such systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Euroclear was created in 1968 to hold securities for its participating organizations (“Euroclear participants”) and to clear and settle transactions between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and the risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream customers”) and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry. Clearstream provides to Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Distributions of principal and interest with respect to the Global Notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear or Clearstream customer in accordance with the relevant system’s rules and procedures, to the extent received by such system’s depositary.

Links have been established among DTC, Euroclear and Clearstream to facilitate the initial issuance of the Notes and cross-market transfers of the Notes associated with secondary market trading. DTC will be linked indirectly to Euroclear and Clearstream through the DTC accounts of their respective U.S. depositaries.

The information in this “Description of Notes” section concerning the operations and procedures of DTC, Euroclear and Clearstream has been obtained from sources we believe to be reliable, but neither we nor the underwriters take responsibility for their accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream, as applicable, and are subject to change by them from time to time. Neither we, the underwriters nor the trustee takes any responsibility for these operations and procedures, and you should contact DTC, Euroclear, Clearstream or their respective participants to discuss these matters.

Trustee and Paying Agent

The Bank of New York Mellon, N.A. is the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee or an affiliate of the trustee in the ordinary course of business.

The trustee will be the initial paying agent for the Notes. We may change the paying agent at any time.

Governing Law

The Notes and the Indenture are or will be governed by and construed in accordance with the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes U.S. federal income tax consequences generally applicable to the ownership and disposition of the Notes to Non-U.S. Holders (as defined herein). This summary is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a holder of the Notes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Department regulations thereunder (“Treasury Regulations”), rulings, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation may alter the U.S. federal income tax consequences described herein. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position.

This discussion addresses only holders that hold the Notes as capital assets (within the meaning of the Code). It does not address any tax consequences applicable to holders that are subject to special rules, including persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote, “controlled foreign corporations,” holders that are dealers in securities or foreign currency, financial institutions or insurance companies, mutual funds, holders that hold the Notes through individual retirement or other tax-deferred accounts, tax-exempt organizations, partnerships (or arrangements treated as partnerships for U.S. federal income tax purposes), real estate investment trusts, S corporations and other pass-through entities, U.S. Holders (as defined herein) whose functional currency is not the U.S. dollar, and holders that hold the Notes as part of an integrated investment (including a straddle, constructive sale or conversion transaction) comprised of the Notes and one or more other positions and persons who are former citizens or residents of the United States. This discussion does not address the Medicare tax on net investment income, alternative minimum tax provisions and, except where specifically indicated, this discussion does not discuss the effect of any other federal tax laws (e.g., estate and gift tax), or any state, local or non-U.S. tax laws.

In addition, this discussion applies to you only if you purchase your Notes for cash in the original issue and at the Notes’ “issue price” within the meaning of the Code (i.e., the first price at which a substantial amount of Notes is sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner of such partnership or member of such other pass-through entity will generally depend upon the status of the partner or member and the activities of the partnership or other pass-through entity. Partnerships and other pass-through entities holding the Notes, and any person who is a partner or member of such entities, should consult their own tax advisors regarding the particular U.S. federal income tax considerations applicable to them.

This summary of U.S. income tax considerations is for general information purposes only and is not tax advice. Each potential holder of the Notes is urged to consult his, her or its own tax advisor regarding the applicable U.S. federal, state, local, non-U.S. income and other tax consequences of the ownership and disposition of the Notes.

Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. For purposes of this discussion, you are a “Non-U.S. Holder” if you are a beneficial owner of the Notes that, for U.S. federal income tax purposes, is neither a U.S. Holder nor an entity or arrangement classified as a partnership under the Code. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or, (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (within the meaning of the Code).

Interest Payments

Payments of interest on the Notes by us or any paying agent to you will be exempt from U.S. federal withholding tax, if you:

•	do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	are not a “controlled foreign corporation” related directly or indirectly to us through stock ownership; and

•

certify to the U.S. payor on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), under penalties of perjury, that you are not a United States person for U.S. federal income tax purposes and are not subject to withholding required pursuant to FATCA (discussed below).

If you hold the Notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent who will then be required to provide certification to the U.S. payor, either directly or through other intermediaries.

If you do not qualify for this exemption from U.S. federal withholding tax you may also be entitled to an exemption from, or reduction of, U.S. federal withholding tax if you are entitled to the benefits of an income tax treaty under which interest is exempt from, or eligible for a reduced rate of, U.S. federal withholding tax, and you (or your agent) provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), claiming eligibility for the benefits of the income tax treaty with respect to interest payments.

Otherwise, payments of interest are generally subject to U.S. federal withholding tax at a rate of 30%. No U.S. federal withholding tax applies, however, if interest on your Note is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base maintained in the United States), provided that you (or your agent) have provided a properly executed IRS Form W-8ECI. To the extent payments of interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base maintained in the United States), you will be subject to U.S. federal income tax on a net basis. Furthermore, if you are a corporate Non-U.S. Holder, you may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate under an applicable income tax treaty) with respect to your “effectively connected” interest.

Sale or Other Taxable Disposition of the Notes

Except with respect to accrued and unpaid interest (which would be subject to the rules discussed above under “—Interest Payments”), you will generally not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States) or, if you are an individual Non-U.S. Holder, unless you are present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States), you will generally be taxed on a net income basis with respect to such gain as if you were a U.S. Holder. If you are a corporate Non-U.S. Holder, you may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate under an applicable income tax treaty) on your “effectively connected” gains. If you are an individual Non-U.S. Holder that is present for 183 days or more during the taxable year in which gain is realized (and certain other conditions are met), you will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which your capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the Notes) exceed your capital losses allocable to U.S. sources. You should consult your tax advisor with respect to the tax consequences of the ownership and disposition of the Notes.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) generally impose a 30% withholding tax in certain circumstances on interest payable (including any original issue discount) on certain debt obligations of U.S. issuers held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on Notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will generally be required to provide to the IRS.

Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA with respect to an investment in the Notes. In addition, prospective investors whose Notes will be held through a bank or broker should consult their bank or broker about the likelihood that payments to the bank or broker (for credit to such investors) will become subject to withholding in the payment chain. Investors in the Notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the Notes is subject to withholding because it fails to comply with the reporting requirements.

UNDERWRITING

Citigroup Global Markets Inc., SMBC Nikko Securities America, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
SMBC Nikko Securities America, Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
BofA Securities, Inc.
Barclays Capital Inc.
Deutsche Bank Securities Inc.
MUFG Securities Americas Inc.
Santander US Capital Markets LLC
Standard Chartered Bank

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of    % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to    % of the principal amount on sales to other dealers. After the initial offering, the public offering price, concession or other selling terms of the offering may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at $                and are payable by us.

New Issue of Notes

The Notes are a new issue of securities with no established trading markets. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Notes will be made to investors on or about the date specified on the cover page of this prospectus supplement, which will be the          business day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, during the period commencing on the date of this prospectus supplement and ending on the date that the Notes are delivered by the underwriters to purchasers, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Notes sold to the underwriters pursuant to the underwriting agreement and the sale of Euro Notes as described under “Summary—Euro Notes Offering.”

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Notice to Prospective Investors in the European Economic Area (the “EEA”)

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous

Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the Notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The Notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The Notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”) under the Securities and Futures Act, Chapter 289 of Singapore (as modified or amended from time to time, the “Securities and Futures Act”). Accordingly, the Notes have not been and will not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale or invitation for subscription or purchase of the Notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in the Securities and Futures Act) pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act, in each case subject to compliance with conditions set forth in the Securities and Futures Act.

Where the Notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the Notes pursuant to an offer under Section 275 of the Securities and Futures Act except: (i) to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the Securities and Futures Act; or (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law; or (iv) pursuant to Section 276(7) of the Securities and Futures Act; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Company has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), unless otherwise specified before an offer of the Notes, that the Notes are classified as “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Davis Polk  & Wardwell LLP, New York, New York, will pass on certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements for the fiscal year ended September 30, 2022 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, and the effectiveness of our internal control over financial reporting as of September 30, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. The following documents that we have previously filed with the SEC (File No. 001-04534) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the SEC on November 22, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the SEC on February 2, 2023; and

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2023 and January 26, 2023 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act).

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

We encourage you to read the SEC filings incorporated by reference into this prospectus supplement before investing in any of our securities. Our SEC filings are available to the public over the internet on the SEC’s website at www.sec.gov. We also make available free of charge our SEC filings through our website, www.airproducts.com, as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus is a part. We will not provide exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus supplement or accompanying prospectus. You can request copies of such documents if you call or write us at the following address or telephone number:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

Telephone: (610) 481-4911

PROSPECTUS

AIR PRODUCTS AND CHEMICALS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Units

We may offer and sell shares of our common stock, shares of our preferred stock, unsecured debt securities (referred to herein as debt securities), warrants, depositary shares or units, which we refer to collectively in this prospectus as the “securities.” We may offer and sell the securities, together or separately, from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of any such offering. The preferred stock, debt securities, warrants and units may be convertible or exercisable or exchangeable for common stock, preferred stock, debt securities or other securities or property.

This prospectus describes some of the general terms that may apply to the offered securities. The specific prices and terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference herein and therein, carefully before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers, or through a combination of these methods on an immediate, continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 24 of this prospectus. We will identify any underwriters, dealers or agents and describe plan of distribution of any particular offering of these securities in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “APD.” If we decide to seek a listing of any other securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed or where we have made an application for listing, as the case may be.

Investing in these securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2020

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “outlook,” “plan,” “positioned,” “possible,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s expectations and assumptions as of the date they are made and are not guarantees of future performance. You are cautioned not to place undue reliance on our forward-looking statements.

Forward-looking statements may relate to a number of matters, including expectations regarding revenue, margins, expenses, earnings, tax provisions, cash flows, pension obligations, share repurchases or other statements regarding economic conditions or our business outlook; statements regarding plans, projects, strategies and objectives for our future operations, including our ability to win new projects and execute the projects in our backlog; and statements regarding our expectations with respect to pending legal claims or disputes. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation:

•

the duration and impacts of the novel coronavirus, or COVID-19, global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers, economic conditions and markets generally;

•

changes in global or regional economic conditions, supply and demand dynamics in the market segments we serve, or in the financial markets that may affect the availability and terms on which we may obtain financing;

•	risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets;

•	project delays, contract terminations, customer cancellations, or postponement of projects and sales;

•	our ability to develop and operate large scale and technically complex projects, including gasification projects;

•	the future financial and operating performance of major customers and joint venture partners;

•	our ability to develop, implement and operate new technologies;

•	our ability to execute the projects in our backlog;

•	tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate;

•

the impact of environmental tax or other legislation, as well as regulations affecting our business and related compliance requirements, including legislation or regulations related to global climate change;

•	changes in tax rates and other changes in tax law;

ii

•	the timing, impact, and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively;

•	risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems;

•	catastrophic events, such as natural disasters, public health crises, acts of war, or terrorism;

•	the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility;

•	costs and outcomes of legal or regulatory proceedings and investigations;

•	asset impairments due to economic conditions or specific events;

•	significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated;

•	damage to facilities, pipelines or delivery systems, including those we own or operate for third parties;

•	availability and cost of raw materials; and

•	the success of productivity and operational improvement programs.

You should carefully read the factors described in Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk and other cautionary statements in this prospectus, the applicable prospectus and the information in our filings with the SEC that are incorporated by reference herein and therein for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. Any of these factors, as well as those not currently anticipated by management, could cause our results of operations, financial condition or liquidity to differ materially from what is expressed or implied by any forward-looking statement. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of that offering and the securities offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Before making an investment decision, you should carefully read both this prospectus, the applicable prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with the documents incorporated by reference herein and therein as described below under the heading “Where You Can Find More Information.” In addition, this prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of securities offered hereby, you should refer to the registration statement, including the exhibits thereto. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Exchange Act that are incorporated by reference herein.

We have not authorized anyone to provide any information different from or in addition to that contained or incorporated by reference in this supplement, the applicable prospectus supplement and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus, the applicable prospectus supplement, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Air Products,” the “Company,” “we,” “us” and “our” refer to Air Products and Chemicals, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov and on our website at www.airproducts.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. However, the information on our website is not incorporated by reference herein, and is not a part of this prospectus, any prospectus supplement or our other filings with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-04534) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which was filed with the SEC on November 19, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, which was filed with the SEC on November  26, 2019, from our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders, which was filed with the SEC on December 11, 2019; and

•

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 19, 2020, and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus from the time of the filing of such reports and documents. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an applicable prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

Telephone: (610) 481-4911

THE COMPANY

Air Products and Chemicals, Inc., a Delaware corporation originally founded in 1940, serves customers globally with a unique portfolio of products, services, and solutions that include atmospheric gases, process and specialty gases, equipment, and services. We are the world’s largest supplier of hydrogen and have built leading positions in growth markets such as helium and liquefied natural gas process technology and equipment. We also develop, engineer, build, own and operate some of the world’s largest industrial gas projects, including gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale carbon-free hydrogen projects supporting global transportation and the energy transition.

Our corporate offices are located at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195. Our telephone number is (610) 481-4911, and our website is www.airproducts.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in any of our securities, in addition to the other information included or incorporated by reference into this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors described in the applicable prospectus supplement and those described in our filings with the SEC that are incorporated by reference in this prospectus and the applicable prospectus supplement.

The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition, liquidity or results of operations. See “Caution Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for general corporate purposes, which may include financing our operations, the repayment or refinancing of debt, including repayment of commercial paper, investments in or extensions of credit to our subsidiaries, repurchases of common stock or preferred stock and the financing of possible acquisitions or business expansion. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF COMMON STOCK

The following is a description of the general terms of the shares of our common stock that we may issue under this prospectus. This description and that appearing in any prospectus supplement does not include all of the terms of our common stock, and should be read together with our Restated Certificate of Incorporation, as amended (collectively, our “Certificate of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our Certificate of Incorporation and Bylaws are incorporated by reference to the registration statement of which this prospectus forms a part. For more information on how you can obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

General

As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock, par value $1.00 per share. As of October 31, 2020, 221,026,592 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “APD.”

Voting

Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders. A majority of the votes cast is required for stockholders to elect directors in uncontested elections, while in contested elections directors are elected by a plurality of the votes cast. All other matters put to a stockholder vote generally require the approval of a majority of the shares entitled to vote on the matter and present in person or represented by proxy. Stockholders do not have cumulative voting rights.

Dividends

Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of any outstanding preferred stock have received their liquidation preferences (including accrued and unpaid dividends) in full.

Statutory Provisions

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation and an interested stockholder. An interested stockholder is generally defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets of the corporation or of any direct or indirect majority-owned subsidiary which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, in the transaction in which it becomes an interested stockholder; or

•

the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certificate of Incorporation and Bylaw Provisions

Vacancies, and newly-created directorships resulting from any increase in the size of our board, may be filled by a majority vote of all remaining directors, even if the directors then on the board do not constitute a quorum or only one director is left in office. In addition, the board of directors is authorized to issue preferred stock without stockholder approval. These provisions, together with the provisions of Section 203 of the DGCL (as discussed above), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

In addition, our Bylaws contain a forum selection provision for the adjudication of certain disputes. Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of the forgoing is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce our forum selection clause and (ii) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in such action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum selection provision of our Bylaws.

As discussed above, our Certificate of Incorporation authorizes the issuance of undesignated preferred stock, in one or more classes or series. Undesignated preferred stock may enable our board of directors to render it more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock. In some instances the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that our board of directors opposes.

Miscellaneous

Shares of our common stock are non-assessable and not redeemable and have no sinking fund provisions or subscription, conversion or preemptive rights.

The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK

The following is a description of general terms and provisions of the preferred stock that we may issue under this prospectus. The particular terms of any offering of a series of preferred stock will be described in the applicable prospectus supplement and will be specified in a certificate of designations under our Certificate of Incorporation in accordance with the DGCL. Such certificate of designations will be filed with the SEC at or prior to the time of issuance of the applicable series of preferred stock.

General

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share, of which 2,500,000 have been designated as Series A Junior Participating Preferred Stock. As of September 30, 2020, no shares of preferred stock were outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred stock.

The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement relating to the issuance of a series of preferred stock will set forth, with respect to such series the following information:

•	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the number of shares in any series;

•

whether dividends on that series of preferred stock will be cumulative and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the dividend rate (or method for determining the rate);

•	any voting rights of that series of preferred stock and the terms of such voting rights;

•	any conversion provisions applicable to that series of preferred stock, including provision for adjustment of the conversion rate;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any liquidation preference per share of that series of preferred stock and any relative rights of priority, if any, in the event of liquidation;

•	the terms of any other rights, preferences or limitations applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and non-assessable.

Voting

The DGCL provides that the holders of shares of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations. Otherwise, the holders of a series of preferred stock will, as a general matter, not be entitled to vote except as set forth in the applicable prospectus supplement.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Generally, dividends on outstanding shares of preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared or paid, or set apart for payment, on the outstanding shares of common stock with respect to the same dividend period.

Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the certificate of designations and described in the applicable prospectus supplement plus any accrued and unpaid dividends and any other relative rights of priority in the event of liquidation. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of our common stock. If the amounts payable with respect to preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

No Other Rights

The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or participating, optional or other special rights except as specified in the certificate of designations and described in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series, which will be our debt securities and which may be convertible into another security. Any debt securities offered hereby will be issued under an Indenture, dated as of April 30, 2020 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find More Information” for information on how to obtain a copy of the Indenture.

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the Indenture.

General

Debt securities issued under the Indenture will be issued in one or more series established pursuant to a resolution of our board of directors, an officer’s certificate or in one or more supplemental indentures. The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of series that may be issued. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt, unless otherwise set forth in the specific terms of a series of debt securities issued under the Indenture.

The debt securities may be issued in one or more separate series. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount issued;

•	the maturity date or dates, or the method of determining or extending the maturity dates;

•	whether the debt securities are to be issued as original issue discount securities and, if so, the amount of discount with which such debt securities may be issued;

•

the interest rate or rates, the method of determining those rates, including the date or dates from which such interest shall accrue, and the form of interest payments, including cash or payment-in-kind;

•	the interest payment dates and the regular record dates and the right, if any, to extend or defer interest payments;

•	the places where payments may be made and where securities may be presented for transfer;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default, covenants, satisfaction and discharge or amendment provisions;

•	the form of the debt securities, including denomination (if other than denominations of $2,000 and any integral multiple of $1,000) and any required legends, and any transfer restrictions thereon;

•

if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and any applicable exchange rates or method of calculating such exchange rates and whether we or a holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities;

•	any conversion or exchange provisions;

•	any guarantees or subordination provisions;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	the trustee, paying agent and other agents for the securities and rights and obligations thereof; and

•	any other specific terms of the debt securities.

Registration, Transfer and Exchange

The principal of, premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. Unless the applicable prospectus supplement provides otherwise, the trustee will serve as the initial paying agent for debt securities issued under the Indenture.

We will make payments of principal, premium, if any, and interest on the debt securities represented by any global security registered in the name of and held by The Depository Trust Company (“DTC”) or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants of the Company

Limitation on Liens

Subject to the exceptions set forth below under “Exempted Indebtedness,” we covenant that we will not create or assume, nor will we permit any Restricted Subsidiary (as hereinafter defined) to create or assume, any mortgage, security interest, pledge or lien (collectively, “liens”) of or upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned as of the date of the Indenture or thereafter acquired, in each case securing any new debt incurred or guaranteed by us or any Restricted Subsidiary, without equally and ratably securing the outstanding debt securities for so long as such other debt is secured.

This restriction will not apply to certain permitted liens, which include the following:

•

liens on any Principal Property (including any underlying real estate) acquired, repaired, constructed or improved by us or any Restricted Subsidiary which are created or assumed prior to, contemporaneously with, or within 180 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including us or any Restricted Subsidiary), then within 360 days after), the completion of such acquisition, repair, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price and other acquisition costs of such property or the cost of such repair, construction or improvement, or liens on any Principal Property at the time of acquisition thereof (including by means of a merger or consolidation);

•

liens on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•	liens existing on the date of this Indenture or liens on property or shares of capital stock or indebtedness of a person existing at the time such person becomes a Restricted Subsidiary;

•

liens in favor of us or any Restricted Subsidiary or liens to secure debt of a Restricted Subsidiary to us or to another Restricted Subsidiary, but only so long as such indebtedness is held by us or a Restricted Subsidiary;

•

liens in favor of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, or any department, agency or political subdivision of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, statute or regulation, including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price and other acquisition costs or the cost of constructing or improving the property subject to such liens;

•

liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

•

liens for the sole purpose of extending, renewing or replacing (including successive extensions, renewals or replacements), in whole or in part, any lien referred to above, or in this paragraph, including any lien created prior to and existing on the date of the Indenture, provided that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement (plus an amount in respect of fees, costs and expenses, including premiums and accrued and unpaid interest in relation to any refinancing, refunding, extension, renewal or replacement of such debt), and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property);

•	mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’ or other similar liens arising in the ordinary course of business;

•

liens created by or resulting from any litigation or proceedings or arising out of judgments or awards which are being contested in good faith or liens incurred by us or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding;

•	certain statutory liens, liens for taxes and certain other liens; and

•	liens in respect of a sale and lease-back transaction permitted pursuant to “Limitations on Sale and Lease-Back Transactions” set forth below.

Any lien created for the benefit of the holders of the debt securities of any series pursuant to the limitation on liens covenant in the Indenture will be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable lien described in the first paragraph of this limitation on liens covenant in the Indenture without any further action on the part of the holders or us or any Restricted Subsidiaries.

Limitations on Sale and Lease-Back Transactions

Subject to the exceptions set forth below under “Exempted Indebtedness,” sale and lease-back transactions by us or any Restricted Subsidiary of any Principal Property which has been owned and operated by us or a Restricted Subsidiary for more than 120 days are prohibited unless:

•

we or such Restricted Subsidiary would be entitled to incur debt secured by a lien on the property involved in a principal amount at least equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction without equally and ratably securing the debt securities;

•

we or such Restricted Subsidiary apply an amount equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction to (i) the acquisition of additional Principal Property of equal or greater fair market value (as determined in good faith by us or such Restricted Subsidiary) or (ii) the retirement of indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the amount of such payment), including the debt securities, incurred or assumed by us or any Restricted Subsidiary (other than indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the receipt of such payment), owed to us or any Restricted Subsidiary) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness; provided, however, that the amount to be applied to the retirement of indebtedness as described in this paragraph shall be reduced by (A) the aggregate principal amount of any debt securities delivered to the trustee for retirement within 180 days of the effective date of such sale and lease-back transaction and (B) the aggregate principal amount of such indebtedness (other than the debt securities) retired by us or a Restricted Subsidiary within 180 days of the effective date of such sale and lease-back transaction;

•

the lease involved is for a term (including renewals) of not more than three years (or which may be terminated by us or the applicable Restricted Subsidiary within a period of not more than three years);

•	the lease involved is between us and a Restricted Subsidiary or between Restricted Subsidiaries; or

•	such sale and lease-back transaction was entered into prior to April 30, 2020.

Exempted Indebtedness

Either we or a Restricted Subsidiary may create or assume liens and enter into sale and lease-back transactions, which would otherwise require securing of the debt securities, the acquisition of another Principal Property or the retirement of indebtedness for borrowed money under said provisions, notwithstanding the limitations outlined above, provided that at the time thereof and after giving effect thereto the aggregate amount of debt secured by all such liens (other than such liens described in “Limitation on Liens” above) and Attributable Debt of all such sale and lease-back transactions outstanding or to be entered into (other than any sale and lease-back transactions permitted by “Limitations on Sale and Lease-Back Transactions” described above) shall not exceed 15% of our Consolidated Net Tangible Assets (as hereinafter defined), as determined in accordance with our most recently available consolidated balance sheet.

Certain Definitions

The term “Attributable Debt” in respect of a sale and lease-back transaction means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof, excluding renewals, discounted at the rate of interest implicit in the terms of such lease (as determined in good faith by us). If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease-payment will be estimated in such reasonable manner as we may in good faith determine. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount may, if we so elect, also include the amount of such penalty, in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

The term “Consolidated Current Liabilities” means, as of any date of determination, the aggregate of the current liabilities of us and our consolidated Subsidiaries appearing on our most recently available consolidated balance sheet preceding the date of determination, prepared in accordance with generally accepted accounting principles in effect in the United States, excluding the amount of those liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined.

The term “Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets appearing on our most recently available consolidated balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles in effect in the United States (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with generally accepted accounting principles in effect in the United States, are set aside in connection with the business conducted), less Consolidated Current Liabilities and goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets properly classified as intangible assets under generally accepted accounting principles in effect in the United States, all as determined in accordance with generally accepted accounting principles in effect in the United States; provided, that Consolidated Net Tangible Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Tangible Assets (including the application of the proceeds therefrom, as applicable).

The term “Principal Property” means any manufacturing plant, research facility or warehouse owned by us or any of our subsidiaries which is located within the United States and has a net book value exceeding the greater of $50,000,000 and 3% of the total assets of our company and our consolidated subsidiaries, as shown on our most recent audited consolidated balance sheet, excluding any property which the board of directors by resolution declares is not of material importance to our total business as consolidated with the business of our subsidiaries.

The term “Restricted Subsidiary” means any of our subsidiaries (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns or leases a Principal Property.

Merger, Consolidation or Sale of Assets

Other than the restrictions on liens and sale and lease-back transactions described above, the Indenture and debt securities do not prevent any consolidation of the Company with any other entity or entities (whether or not our subsidiaries), or successive consolidations or mergers or shall prevent any sale, lease or conveyance of our property as an entirety or substantially as an entirety; provided, however, that (i) we are the continuing entity or the successor entity is organized in the United Sates and (ii) we covenant that our obligations will be assumed by the surviving entity.

Events of Default, Waiver and Notice

As to any series of securities, an “event of default” is defined in the Indenture as being any of the following events:

•	default for 30 days in the payment of any interest on the securities of such series;

•

default in the payment of all or any part of principal or premium, if any, due on the securities of any series either at maturity, upon redemption (other than pursuant to a sinking fund), upon acceleration or otherwise;

•	default for 30 days in the payment of any sinking fund installment on the securities of such series, when due;

•

our default for 90 days after receiving notice of such default in the performance of any other of the covenants or agreements in the Indenture (other than those set forth exclusively in the terms of any other series of securities);

•	certain events of voluntary and involuntary bankruptcy, insolvency and reorganization of our company; or

•	any other events as may be established with respect to any applicable series of debt securities.

No event of default with respect to any particular series of securities necessarily constitutes an event of default with respect to any other series of securities.

The trustee must give notice of a default of which it has received written notice to the holders of the series of debt securities on which the default exists within 90 days unless the default is cured or waived. However, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the securities of such series or in the making of any sinking fund payment with respect to such series, the trustee may withhold this notice if the trustee considers it in the interest of the holders of securities of such series to do so.

If an event of default has occurred and is continuing (unless the principal of all of the securities of such series shall have already become due and payable):

•

and the event of default does not relate to certain events of bankruptcy, insolvency or reorganization, either the trustee or the holders of at least 25% in principal amount of the securities of such series then outstanding may declare the principal (or, in the case of original issue discount securities, the amount specified in the terms thereof) of all such securities to be due and payable immediately; or

•

and the event of default relates to certain events of bankruptcy, insolvency or reorganization, the principal (or, in the case of original issue discount securities, the amount specified in the terms thereof) of all securities issued under the Indenture that are then outstanding shall automatically, and without any acceleration or any other action on the part of the trustee or any holder, become immediately due and payable.

However, upon certain conditions, past defaults of the type described in the first through third and sixth bullets above may be waived by the holders of a majority in principal amount of the affected securities then outstanding (or in the case of past defaults on the type described in the fourth or fifth bullet above, by the holders of a majority in principal amount of all securities then outstanding voting as one class), except for defaults in (i) the payment of principal of, or any premium or interest on, such securities; or (ii) with respect to any covenant or provision which may not be amended without the approval of each holder affected.

The holders of a majority in principal amount of the securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the securities of such series of the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of securities shall have offered to the trustee reasonable security or indemnity against costs, expenses and liabilities.

One of our officers must certify to the trustee on a yearly basis whether or not to the knowledge of such officer we are in default in the performance and observance of the terms, provisions, covenants and conditions of the Indenture.

Modification of the Indenture

Together with the trustee, and subject to the consent of the holders of at least a majority of the outstanding principal amount of the outstanding debt securities of all affected series (voting separately), we may modify the Indenture or any supplement to the Indenture. Without the consent of each affected holder, we may not:

•	extend the final maturity of any security;

•	reduce the principal amount or rate of interest of any security;

•	extend the time of payment of interest of any security;

•	reduce the amount payable upon the redemption of any security;

•	reduce the amount of the principal of an original issue discount security payable upon acceleration of the maturity of the security or in the event of bankruptcy;

•	impair the right to institute suit to enforce payment or repayment; or

•	reduce the percentage of debt securities of any series that are required to approve a supplemental indenture.

Notwithstanding the above, we may modify the Indenture or any supplement to the Indenture without the consent of any holder to, among others:

•	provide for uncertificated debt securities in addition to certificated debt securities;

•	evidence the succession of another entity to us, or successive successions, in compliance with the terms of the Indenture;

•	to add covenants, restrictions, conditions or other provisions or additional events of default for the protection of the holders or all or any series of debt securities;

•

cure any ambiguity or inconsistency or to correct or supplement any provision which may be defective or inconsistent with any other provision and to conform the terms to the description of such terms in the applicable offering memorandum, prospectus supplement or other offering document for such debt securities at the time of initial sale thereof as we may deem necessary or desirable and which shall not adversely affect the interests of the holders of the debt securities;

•

establish the form or terms of debt securities as permitted by the Indenture and to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series or other conditions, limitations or restrictions to be observed, as well as the deletion or modification of any events of default with respect to such series;

•	evidence and provide for the acceptance of appointment of a successor trustee;

•	add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act of 1939;

•	add guarantors or co-obligors with respect to any series of debt securities and to release guarantors from their guarantees of debt securities in accordance with their terms; or

•	make any change in any series of debt securities that do not adversely affect in any material respect the rights of the holders of such debt securities.

Discharge and Defeasance

We may discharge certain obligations to holders with respect to any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice) by irrevocably depositing with the trustee, in trust, funds sufficient to pay the entire indebtedness on those debt securities in respect of principal, premium, if any, and interest to the date of that deposit (if those securities have become due and payable or to the maturity date, as the case may be).

We may, at any time, satisfy our obligations with respect to any payments of principal, premium or interest of any security or securities of any series by irrevocably depositing in trust with the trustee:

•	money (in the currency in which the securities are payable);

•	in the case of securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of U.S. Government Obligations and money; or

•	in the case of securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture) or a combination of Foreign Government Securities and money.

If the deposit is sufficient to make all payments of interest, principal and premium when due, our obligations with respect to such securities will be discharged and terminated (except as to certain of our obligations to the trustee), and holders of the debt securities will be able to look only to the trust fund for any payment of principal, premium and interest on securities of such series until maturity or redemption.

Any deposit as described in the immediately preceding paragraph is likely to be treated, for United States federal income tax purposes, as a deemed taxable exchange of our securities for the property of the trust with the receipt of an interest in the trust (or a debt instrument issued by the trust as discussed below). In such a case, at the time of the deemed exchange, you would be required to recognize taxable gain or loss in an amount equal to the difference between (1) the sum of (a) the amount of money and (b) the fair market value of the property held in the trust that you are deemed to receive in the exchange and (2) your tax basis in our securities deemed exchanged. Even though United States federal income tax may be imposed on the deemed exchange, you would not receive any cash until the maturity date or early redemption of the securities, except for any current interest payments. After such deposit, and subject to the discussion below, you will likely be treated as if you hold an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom) and you may be required to include in taxable income your share of the income, gain and loss of the trust.

If the trust is considered a separate taxable entity, you will be treated as holding a debt instrument issued by the trust. In such case, in addition to the taxable gain or loss recognized with respect to the deemed exchange, you may also be subject to a tax liability in respect of original issue discount and interest on such instrument. You should consult your own advisors with respect to the more detailed tax consequences of such deposit and discharge, including possible liabilities with regard to tax laws other than United States federal income tax law.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of that global security to the accounts of participants in the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security. Except as provided in the Indenture, owners of beneficial interests in securities represented by a global security will not:

•	be entitled to have such securities registered in their names;

•	receive or be entitled to receive physical delivery of certificates representing such securities in definitive form;

•	be considered the owners or holders thereof under the Indenture; or

•	have any rights under the Indenture.

We may, in our sole discretion, at any time determine that any series of securities issued or issuable in the form of a global security shall no longer be represented by such global security. In such event we will execute, and the trustee, upon receipt of an order for the authentication and delivery of individual debt securities of such series in exchange in whole or in part for such global security will authenticate and deliver individual securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global security or securities representing such series in exchange for such global security or securities.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee or an affiliate of the trustee in the ordinary course of business.

Governing Law

The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants and the warrant agreement to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the warrant agreement and related warrant certificate, see “Where You Can Find More Information.”

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	any offering price or prices for the warrants;

•	the aggregate number of the warrants;

•	the number, designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from and after which the warrants and any securities issued with them will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax consequences applicable to the warrants, or other income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; and

•	the name of the warrant agent and any information with respect to book-entry procedures.

No Rights as Stockholder or Noteholder

Until a holder exercises warrants to purchase shares of our common stock, shares of our preferred stock or debt securities, the holder will not have any rights as a holder of shares of our common stock, shares of our preferred stock or holder of our debt securities, respectively, by virtue of ownership of warrants. Holders of equity warrants will not have any right to vote, consent, receive dividends or receive notice as a stockholder with respect to any meeting of stockholders for the election of directors or any other matter. Holders of debt warrants will not have any right to receive payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise of the warrants.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase, at the exercise price set forth in the warrants and described in the applicable prospectus supplement (subject to adjustment as described in the applicable prospectus supplement), the number of shares of common stock, shares of preferred stock or principal amount of debt securities being offered. Holders may exercise warrants at any time up to the date and time date set forth in the warrants and described in the applicable prospectus supplement. After such date and time, unexercised warrants will be void.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. The following is a summary of certain general terms and provisions of depositary shares representing a fractional interest in a share of the applicable series of preferred stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the terms of the deposit agreement, depositary receipt, our Certificate of Incorporation and Bylaws, and the certificate of designations relating to the applicable series of our preferred stock to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the deposit agreement and related depositary receipt, see “Where You Can Find More Information.”

General

If we issue fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares and the depositary will issue, on our behalf, the related depositary receipts. Unless stated otherwise in the applicable prospectus supplement, the depositary will be a bank or trust company selected by us and will act as the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares, if any, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice in accordance with the procedures described in any accompany prospectus supplement.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, unless otherwise stated in the applicable prospectus supplement, the successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence. For more information on how you can obtain copies of the unit agreement and related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to an offering of units will describe the specific terms of the units, including, to the extent applicable, the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more of the following ways:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•	in an “at the market offering,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

We, directly or through underwriters dealers or agents, may offer and sell the securities covered by this prospectus in one or more transactions:

•	at a fixed price or fixed prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our securities may be sold;

•	at prices related to the prevailing market price; or

•	at negotiated prices.

We may solicit offers to purchase securities directly or by the means of designated agents from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock and certain series of our debt securities, which are listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales Through Underwriters or Dealers

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales Through Agents and Direct Sales

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery of securities on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in option transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. These transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. If any such activities will occur, they will be described in the applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters, dealers or agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers or agents, and they may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Underwriters, dealers and agents may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Underwriters, dealers and agents and their affiliates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the legality of the securities covered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, DC. If legal matters in connection with offerings made pursuant to this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, such counsel will be named the in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements for the fiscal year ended September 30, 2020 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal years ended September 30, 2020 and September 30, 2019, and the effectiveness of our internal control over financial reporting as of September 30, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the fiscal year ended September 30, 2018 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.